Filed Pursuant to Rule 424(b)(3) and 424(b)(7)

File No. 333-131373

PROSPECTUS SUPPLEMENT NO. 12

(To Prospectus dated January 30, 2006, as supplemented by Prospectus Supplement No. 1 dated May 16, 2006, by Prospectus Supplement No. 2 dated May 19, 2006, by Prospectus Supplement No. 3 dated May 26, 2006, by Prospectus Supplement No. 4 dated June 2, 2006, by Prospectus Supplement No. 5 dated June 9, 2006, by Prospectus Supplement No. 6 dated June 16, 2006, by Prospectus Supplement No. 7 dated June 23, 2006, by Prospectus Supplement No. 8 dated June 30, 2006, by Prospectus Supplement No. 9 dated July 7, 2006, by Prospectus Supplement No. 10 dated July 14, 2006 and by Prospectus Supplement No. 11 dated July 21, 2006)

13,525,195 Shares

Common Stock

The following information supplements information contained in the prospectus dated January 30, 2006, as supplemented by prospectus supplement No. 1 dated May 16, 2006, by prospectus supplement No. 2 dated May 19, 2006, by prospectus supplement No. 3 dated May 26, 2006, by prospectus supplement No. 4 dated June 2, 2006, by prospectus supplement No. 5 dated June 9, 2006, by prospectus supplement No. 6 dated June 16, 2006, by prospectus supplement No. 7 dated June 23, 2006, by prospectus supplement No. 8 dated June 30, 2006, by prospectus supplement No. 9 dated July 7, 2006, by prospectus supplement No. 10 dated July 14, 2006 and by prospectus supplement No. 11 dated July 21, 2006 (together, the “Prospectus”), relating to the resale by selling stockholders, including their respective transferors, donees, pledgees or successors in interest, of our common stock issued or issuable upon the exercise of warrants that were sold to those investors identified in this prospectus supplement in 2000 and 2001 private placements of our common stock and warrants to purchase our common stock. This prospectus supplement should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus, except to the extent that the information presented herein supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

The shares of our common stock are quoted on The Nasdaq National Market under the symbol “NDAQ.”

Investing in our common stock involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2006.

SELLING STOCKHOLDERS

The following table supplements the table of selling stockholders and related footnotes appearing under the heading “Selling Stockholders” of the prospectus dated January 30, 2006, as supplemented by prospectus supplement No. 1 dated May 16, 2006, by prospectus supplement No. 2 dated May 19, 2006, by prospectus supplement No. 3 dated May 26, 2006, by prospectus supplement No. 4 dated June 2, 2006, by prospectus supplement No. 5 dated June 9, 2006, by prospectus supplement No. 6 dated June 16, 2006, by prospectus supplement No. 7 dated June 23, 2006, by prospectus supplement No. 8 dated June 30, 2006, by prospectus supplement No. 9 dated July 7, 2006, by prospectus supplement No. 10 dated July 14, 2006 and by prospectus supplement No. 11 dated July 21, 2006 by adding or supplementing the information below with respect to selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling stockholders’ interest. The shares of our common stock offered by this prospectus supplement include the shares of our common stock issued or issuable upon the exercise of warrants that were sold to those investors identified in this prospectus in our 2000 and 2001 private placements of our common stock and warrants to purchase our common stock.

Information regarding the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus supplement if and when necessary. Unless set forth below, to our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

A selling stockholder may from time to time offer and sell any or all of its securities under this prospectus supplement. Because a selling stockholder is not obligated to sell the shares of our common stock held by it, we cannot estimate the number of shares of our common stock that a selling stockholder will beneficially own after this offering.

Name of Selling Stockholder	Shares Beneficially Owned Prior to this Offering	Number of Shares that may be sold by this Prospectus Supplement	Percentage of Shares Beneficially Owned After Offering(1)
Instinet, LLC (2)	1,430,550	281,250	*
Lehman Brothers Inc.	1,125,000	1,125,000	*
Credit Suisse Securities (USA) LLC (3)	1,101,475	375,000	*
Goldman, Sachs & Co.	1,063,700	1,063,700	*
Goldman Sachs Execution & Clearing	875,000	875,000	*
Morgan Stanley and Co., Incorporated	777,500	777,500	*
Merrill Lynch International (4)	661,000	661,000	*
JP Morgan Securities Inc. (5)	600,699	435,550	*
ML IBK Positions, Inc. (6)	473,750	468,750	*
Oracle Corporation	441,500	430,000	*
Cisco Systems, Inc.	430,000	430,000	*
Deutsche Bank Securities	411,300	411,300	*
UBS Financial Services Inc. (7)	375,600	375,600	*
CIBC World Markets Corp.	360,526	93,326	*
Verizon Investments, Inc.	340,000	340,000	*
Banc of America Securities LLC (8)	337,500	337,500	*
Citidel Equity Fund, Ltd.	318,904	300	*
AIGTI, Inc.	296,243	296,243	*
Salomon Smith Barney Inc.	285,725	285,725	*
Charles Schwab and Co., Inc. (9)	281,250	281,250	*
Bernard L. Madoff Investment Securities LLC	250,000	250,000	*
William R. Hough	238,474	210,526	*
Amazon.com NV Investment	215,000	215,000	*
Intel Corporation (10)	215,000	215,000	*
Microsoft Corporation	215,000	215,000	*
Sun Microsystems, Inc.	215,000	215,000	*
RBC Dain Rauscher	189,625	37,125	*
Bear Stearns & Co. Inc. (11)	187,500	187,500	*
Ulticom, Inc.	147,000	50,000	*
Sunrise Partners Limited	125,000	125,000	*
AIG Financial Securities Corporation	120,600	120,600	*
Converging Arrows Inc.	120,600	120,600	*
DE Shaw Valence LLC	107,000	6,000	*
Harris Nesbitt Corp.	103,000	3,000	*
Comverse Technology, Inc.	96,225	50,000	*
Keefe, Bruyette & Woods, Inc. (12)	94,019	300	*
TD Ameritrade Online Holding Corp.	71,200	24,700	*
State Street Corp	70,000	20,000	*
The Krieger Family Limited Partnership	58,000	50,000	*
BlackRock Investments, Inc.	47,211	47,211	*
Sandler O’Neill & Partners, LP (13)	46,500	14,125	*
Coastal Capital Markets, LLC	44,200	44,200	*
Check Point Software Technologies Ltd.	35,000	35,000	*
Amaranth LLC	28,400	600	*
Piper Jaffrey Foundation Corpus	28,288	28,288	*
SWS Group, Inc.	26,700	2,100	*
Craig A. Smith	26,000	23,000	*
On-Line Investment Services Inc.	23,040	11,070	*
Guzman & Company	20,600	20,600	*
Hayden R Fleming & LaDonna M. Fleming Revocable Trust	20,000	10,000	*
Wien & Malkin Securities Corp.	19,440	19,440	*
McCarthy & Co.	19,300	19,300	*
Regal Discount Securities, Inc.	19,000	13,000	*
Mount Pleasant Brokerage Services	18,829	18,829	*
Highbridge Capital Corporation	18,000	18,000	*
T. Rowe Price	18,000	18,000	*
Schonfeld Securities, LLC	17,900	17,900	*
Valley National Holdings LLC	16,154	16,154	*
JA Glynn & Co.	14,600	2,400	*
ABN AMRO Incorporated	13,750	2,750	*
Lipper Analytical Securities Corporation	13,600	10,600	*
GFI Securities LLC	12,400	2,400	*
Paulson Investment Company	12,400	2,400	*
Scott & Stringfellow, Inc.	11,875	2,375	*
Great Pacific Fixed Income Securities, Inc.	11,460	7,460	*
The Dreyfus Service Corporation	11,210	1,200	*
First Analysis Securities Corporation	11,200	1,000	*
Koonce Securities, Inc.	11,151	4,600	*
Warren D. Nadel & Company	11,000	9,000	*
Driehaus Securities Corporation	11,000	3,000	*
Hunter Associates, inc.	10,400	4,800	*
Susquehanna Capital Group	10,400	2,400	*
Senvest International LLC	10,300	10,300	*
Trans American Equities Corporation	10,300	5,000	*
United Equities Company	10,300	2,500	*
Muriel Siebert & Co., Inc.	10,200	1,200	*
Automated Trading Desk	10,129	10,129	*
WestLB Securities, Inc.	9,510	1,500	*
MHA Financial Corp.	9,500	3,000	*
Parnassus Investments	9,500	1,500	*
Mid-Ohio Securities Corp	9,400	2,400	*
B. Riley & Co., Inc.	9,300	9,300	*
Garban Corporates LLC	9,200	1,200	*
Delta Equity Services Corporation	9,000	9,000	*
B-Trade Services LLC	9,000	3,000	*
Dupasquier & Co., Inc.	9,000	3,000	*
Allen & Company, Incorporated	8,800	2,200	*
SWS Financial Services	8,800	300	*
Valdes & Moreno, Inc.	8,600	8,600	*
First State Securities, Inc.	8,500	4,500	*
Angelo, Gordon & Co. LP	8,500	1,500	*
Franklin Templeton	8,500	1,500	*
Middlegate Securities Ltd.	8,500	1,500	*
MML Investors Services Inc.	8,500	1,500	*
OppenheimerFunds Distributor, Inc.	8,500	1,500	*
Templeton/Franklin Investment Services, Inc.	8,500	1,500	*
Ramius Securities, LLC	8,500	1,200	*
Lawrence B. Lappin	8,300	1,500	*
Rothschild Inc.	8,210	1,200	*
Comprehensive Capital Corp.	8,000	8,000	*
American Securities Team, Inc.	8,000	6,000	*
Salman Partners (USA) Inc.	8,000	6,000	*
Larry E. Peters	8,000	3,000	*
Marc J. Lane & Company	8,000	3,000	*
McKinnon & Company, Inc.	8,000	3,000	*
William Blair & Company, LLC	7,988	7,988	*
TransMarket Group LLC	7,800	300	*
Interactive Brokers, LLC	7,700	2,400	*
Timber Hill LLC	7,700	1,200	*
Hazlett, Burt & Watson, Inc.	7,700	1,200	*
John G Kinnard & Co., Inc.	7,625	2,375	*
R J Steichen & Company	7,625	2,250	*
Dematteo Monness, Inc.	7,500	1,500	*
Garban LLC	7,500	1,500	*
Archipelago LLC	7,500	1,200	*
Newman and Associates, Inc.	7,500	1,200	*
Aufhauser Securities, Inc.	7,400	5,800	*
Arrol Securities Incorporated	7,250	4,250	*
BNP Paribas Securities Corp.	7,200	1,200	*
Frank Baiata	7,000	4,200	*
Cadaret, Grant & Co., Inc.	7,000	3,000	*
MichaelAngelo LP	7,000	3,000	*
Delaware Charter Gty Trust TR	6,820	4,860	*
P. Schoenfeld Asset Management LLC	6,700	2,400	*
JLM Securities Company	6,600	6,600	*
Thomas A. Harenburg	6,600	6,600	*
CFS Securities, Inc.	6,600	4,800	*
Phillips & Company Securities Inc.	6,500	1,800	*
Davenport & Company LLC	6,500	1,500	*
FNB Brokerage Services Inc.	6,500	1,500	*
Garban Capital Markets LLC	6,500	1,500	*
MML Distributors, LLC	6,500	1,500	*
Garban Securities LLC	6,500	1,200	*
Grigsby & Associates, Inc.	6,500	1,200	*
Belfinance Securities, Inc.	6,383	4,383	*
KLA-Tencor Corporation	6,300	3,150	*
Merchant Capital, LLC	6,000	6,000	*
Ark Investments	6,000	4,600	*
C & L Securities Corporation	6,000	3,000	*
First Brokerage America, LLC	6,000	3,000	*
Falcon Securities, Inc.	5,900	3,600	*
Johnson Securities, Inc.	5,700	2,200	*
Citrix Systems, Inc.	5,650	1,883	*
Jeremy C. Huang	5,600	3,600	*
WR Rice Financial Services, Inc.	5,538	3,000	*
Brahman Securities, Inc.	5,500	5,500	*
Edward Ronald Lara	5,500	2,400	*
Banyan Securities, LLC	5,500	1,500	*
TIP Partners	5,500	1,500	*
BNY Investment Center Inc.	5,400	2,400	*
Calamos Financial Services, Inc.	5,300	300	*
First Albany Corporation	5,100	5,100	*
Goldman, Lass Securities	5,000	5,000	*
Strome Securities, LP	5,000	5,000	*
John C. Helmer & Mary D. Helmer	5,000	4,000	*
MB Financial Services, Inc.	5,000	4,000	*
Commerce Securities Corporation	5,000	3,000	*
Golden Financial Services, Inc.	5,000	3,000	*
Greenberg Financial Group	5,000	3,000	*
Joseph Kosinsky, Inc.	5,000	3,000	*
Shukla Financial Services, Inc.	5,000	3,000	*
Wayne Edgar Reis	5,000	3,000	*
3030 Securities Inc.	5,000	3,000	*
Southwest Asset Management, Inc.	5,000	3,000	*
Atmel Corporation	5,000	1,667	*
Biomet, Inc.	5,000	1,667	*
Arthurs, Lestrange, & Company, Inc.	4,900	2,400	*
Diversified Resources	4,800	3,800	*
Banca IMI Securities Corp.	4,800	3,600	*
DFS Equities	4,700	2,400	*
Prospera Financial Services, Inc.	4,600	4,600	*
Resource Securities Corp.	4,600	2,600	*
Ewing Capital, Inc.	4,600	300	*
Abacus, Inc.	4,573	4,242	*
DM Kelly & Company	4,500	4,500	*
E*Trade Clearing LLC	4,500	4,500	*
Great Nation Investment Corp.	4,500	4,500	*
Mike Discount Securities Inc.	4,500	4,500	*
O’Keefe, Shaw & Co Incorporated	4,500	4,500	*
Conifer Securities, LLC	4,500	3,000	*
SCF Securities, Inc.	4,500	3,000	*
Adams, Harkness & Hill Inc.	4,500	1,500	*
AgriCapital Securities Inc.	4,500	1,500	*
Brownstone Investment Group, LLC	4,500	1,500	*
Financorp Group International	4,500	1,500	*
Hamilton Cavanaugh Investment	4,500	1,500	*
Manarin Securities, Corp.	4,500	1,500	*
LJ Goldstein and Co., Inc.	4,400	1,200	*
Auto Club Funds, Inc.	4,200	1,200	*
Calvert Distributors Inc.	4,200	1,200	*
Spencer Trask Securities	4,100	4,100	*
Monness, Crespi, Hardt & Co., Inc.	4,010	2,000	*
Alliance Affiliated Equities Corp.	4,000	4,000	*
Gilder Gagnon Howe & Co., LLC	4,000	4,000	*
ATS, LP	4,000	3,000	*
Mellin Securities, Inc.	4,000	3,000	*
Sentinel Brokers Company	4,000	3,000	*
Shearman Ralston Inc.	4,000	3,000	*
Wall Street Discounts, Inc.	4,000	3,000	*
Holland Capital Management, LP	4,000	2,000	*
Bernard Herold & Co., Inc.	4,000	600	*
Lieblong & Associates	3,872	3,572	*
Harvey Jon Crosby	3,750	2,250	*
Buerk Dale Victor LLC	3,700	2,700	*
Fox, Reusch & Co., Inc.	3,700	1,200	*
Senate Securities	3,650	1,350	*
BNY Clearing Services, Inc.	3,600	3,600	*
First London Securities Corp.	3,600	3,600	*
Inter-Market Capital Corporation	3,600	3,600	*
PCI Trade Securities	3,600	3,600	*
Carthage Group, Inc.	3,600	600	*
Esico, Co.	3,600	600	*
C E Unterberg, Towbin	3,550	3,550	*
Lingg & Co.	3,533	3,533	*
Strouse Greenberg Realty	3,510	1,500	*
Intellisync Corporation	3,500	3,500	*
First Securities Northwest, Inc.	3,500	1,500	*
HADC Equities, Inc.	3,500	1,500	*
Martin Greenberg	3,500	1,500	*
PR Gilboy & Associates Inc.	3,500	1,500	*
Cambridge Group Investments Ltd.	3,500	1,200	*
Fagenson & Company Inc.	3,500	1,200	*
Genesis Day Trade, LLC	3,500	1,200	*
Kurt Salmon Associates Capital Advisors Inc.	3,500	1,200	*
New Harbor Capital, Inc.	3,500	1,200	*
Potomac Investment Company	3,500	600	*
Fremont Capital Inc.	3,400	2,400	*
Monument Group, Inc.	3,400	2,400	*
Network 1 Financial	3,400	900	*
Pellinore Securities Corp.	3,300	3,300	*
RGR Financial Corp	3,300	3,300	*
Mary N. Odom	3,300	3,000	*
Riordan, Johnston, & Javadizadeh, Inc.	3,300	3,000	*
Benefit Finance Securities LLC	3,300	300	*
Europa Securities, LLC	3,210	1,200	*
Haywood (USA) Securities Inc.	3,210	1,200	*
Feltl and Company	3,200	1,200	*
Track Data Securities Corp.	3,200	1,200	*
Triangle Securities LLC	3,200	1,200	*
Stifel, Nicolaus & Company, Incorporated	3,125	3,125	*
Carbon Capital Securities LLC	3,040	3,000	*
AGF Securities, Inc	3,000	3,000	*
AIG Trading Group, Inc.	3,000	3,000	*
Arbor Research & Trading Inc.	3,000	3,000	*
Aurora Consulting, Inc.	3,000	3,000	*
Braver, Stern Securities Corp.	3,000	3,000	*
Bryan Gill	3,000	3,000	*
Capital Brokerage Corporation	3,000	3,000	*
Capital Preservation Partners LLC	3,000	3,000	*
Chilian Partners, LP	3,000	3,000	*
Clark Nobil & Co.	3,000	3,000	*
DE Shaw Investments LP	3,000	3,000	*
DeSpain Financial Corporation	3,000	3,000	*
Doft & Co., Inc.	3,000	3,000	*
Domestic Securities, Inc.	3,000	3,000	*
ED&F Man International Inc.	3,000	3,000	*
First Liberties Financial	3,000	3,000	*
FMN Capital Corporation	3,000	3,000	*
Frank Elshaug	3,000	3,000	*
Frederick J. Wertlieb	3,000	3,000	*
Gabelli & Company, Inc.	3,000	3,000	*
Gabelli Fixed Income Distributors, Inc.	3,000	3,000	*
GE Investment Distributors, Inc.	3,000	3,000	*
Gill & Associates, Inc.	3,000	3,000	*
GNA Distributors, Inc.	3,000	3,000	*
Graybill Investments	3,000	3,000	*
Hollencrest Securities, LLC	3,000	3,000	*
IBS Securities, LLC	3,000	3,000	*
ICBA Securities	3,000	3,000	*
Invemed Associates, LLC	3,000	3,000	*
Investor Service Center, Inc.	3,000	3,000	*
Irving Lederman	3,000	3,000	*
J. Roe Burton & Co. Inc.	3,000	3,000	*
JJR Associates, Inc.	3,000	3,000	*
JMP Securities LLC	3,000	3,000	*
Kayser & Company	3,000	3,000	*
Landolt Securities, Inc.	3,000	3,000	*
Mac-Per-Wolf Company	3,000	3,000	*
MacAllaster Pitfield MacKay Inc.	3,000	3,000	*
Metropolitan Life Insurance Company	3,000	3,000	*
Miller Tabak + Co., LLC	3,000	3,000	*
Murray Zucker	3,000	3,000	*
Nationwide Planning Associates Inc.	3,000	3,000	*
O’Toole Insurance & Securities	3,000	3,000	*
Omega Securities, Inc.	3,000	3,000	*
Osprey Partners LLC	3,000	3,000	*
Paulsen Securities Inc	3,000	3,000	*
Peters Securities CO LP	3,000	3,000	*
Questrion Research Corporation	3,000	3,000	*
Research Capital USA Inc	3,000	3,000	*
Ryan Beck & Co, Inc.	3,000	3,000	*
TM Capital Corp.	3,000	3,000	*
Trio Securities Inc.	3,000	3,000	*
Vining-Sparks IBG, Limited Partnership	3,000	3,000	*
Waters, Parkerson & Co., Inc.	3,000	3,000	*
World Trend Investments, Ltd	3,000	3,000	*
Wukasch Capital Corporation	3,000	3,000	*
M & T Bank Corporation	3,000	3,000	*
World Market Equities, Inc.	3,000	2,400	*
Redwine & Company, Inc.	3,000	2,000	*
Hagerty Stewart & Associates Inc.	3,000	1,500	*
LCM Marketing Corp.	3,000	1,500	*
Leighton McGill Partners	3,000	1,500	*
Midtown Holdings LLC	3,000	1,500	*
MSBN, Inc.	3,000	1,500	*
Stuart Portfolio Consultants LP	3,000	1,500	*
BNY Capital Markets, Inc.	3,000	1,500	*
Newby & Company	3,000	1,500	*
R. Scott Nieboer	3,000	1,500	*
American Investors Company	3,000	300	*
Other Stockholders	808,132	558,408	*
Certain other beneficial owners of common stock or future transferees, pledgees, donees of or from any such holder, if identified as described below (14)(15)(16)	403,216	403,216	*
Total	17,462,866	13,525,195	*

*	Less than 1%.

(1) Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended (Exchange Act), using 111,900,966 shares of common stock outstanding (including shares of restricted common stock entitled to vote at the annual meeting) as of May 3, 2006.

(2) Silver Lake Partners owns approximately 88% of the parent of Instinet, LLC. Glenn Hutchins, a principal of Silver Lake Partners, is a member of our Board of Directors.

(3) An affiliate of Credit Suisse Securities (USA) LLC has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(4) One of our directors, Jeffrey N. Edwards, is an employee of an affiliate of Merrill Lynch International. Merrill Lynch International has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

        (5) JP Morgan Securities Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(6) One of our directors, Jeffrey N. Edwards, is an employee of an affiliate of ML IBK Positions, Inc.

(7) An affiliate of UBS Financial Services Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(8) Banc of America Securities, LLC has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing service.

(9) One of our directors, Lon Gorman, was an executive officer of The Charles Schwab Corporation and Schwab Capital Markets, affiliates of Charles Schwab & Co., Inc. until November 2004.

(10) One of our directors, Arvind Sodhani, is an officer of Intel Corporation.

(11) Bear, Stearns & Co. Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(12) Keefe, Bruyette & Woods, Inc. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(13) One of our directors, Thomas O’Neill, is a founding principal of Sandler O’Neill Partners, L.P. Sandler O’Neill Partners, L.P. has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, including as a financial advisor or financing source.

(14) Selling stockholders may be identified in the table above by us at a later date by filing a prospectus supplement to this prospectus supplement. Such other holders shall not be permitted to sell pursuant to the registration statement unless and until they are listed in the selling stockholders table in a supplement to this prospectus supplement.

(15) Assumes that any selling stockholders or any future pledgees, donees, assignees, transferees or successors of or from such other holders of the shares do not beneficially own any shares of common stock other than the common stock registered hereby.

(16) Includes 255,285 shares of our common stock represented by warrants originally available for exercise that expired on June 27, 2006 and that were subsequently sold by NASD on July 10, 2006.

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